Summit Hotel Properties, Inc.
12600 Hill Country Blvd., Suite R-100, Austin, TX 78738
Telephone: 512-538-2300 Fax: 512-538-2333
www.shpreit.com

NEWS RELEASE
SUMMIT HOTEL PROPERTIES REPORTS SECOND QUARTER 2016 RESULTS
Net Income increases to $17.7 million;
Pro Forma RevPAR increases 6.4 percent;
Adjusted FFO per share increases 22.5 percent to $0.42 per share

Austin, Texas, August 2, 2016 --- Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”), today announced results for the second quarter 2016.
“We are thrilled with the strong results of our diversified portfolio of premium select-service hotels delivered in the second quarter. Our second quarter pro forma RevPAR growth of 6.4 percent, paired with an exceptional 156 basis points of margin expansion, once again exceeded the Smith Travel Research Upscale RevPAR growth rate of 3.1 percent marking outperformance in sixteen of the last seventeen quarters,” said Dan Hansen, the Company’s President and Chief Executive Officer. “In addition to our robust operating results, we continue to demonstrate our ability to strategically dispose of non-core hotels and recycle capital,” commented Mr. Hansen.
Second Quarter 2016 Highlightsyatt Place, Minneapolis, Minn.

•
Net Income: Net income attributable to common stockholders increased 47.0 percent to $17.7 million, or $0.20 per diluted share, compared to $12.1 million, or $0.14 per diluted share, in the same period of 2015.

•
Pro Forma RevPAR: Pro forma revenue per available room (“RevPAR”) grew to $120.74, an increase of 6.4 percent over the same period in 2015. Pro forma average daily rate (“ADR”) grew to $145.47, an increase of 4.0 percent from the same period in 2015. Pro forma occupancy increased by 2.4 percent to 83.0 percent.

•
Same-Store RevPAR: Same-store RevPAR grew to $117.44, an increase of 6.5 percent over the same period in 2015. Same-store ADR grew to $142.22, an increase of 3.7 percent from the same period in 2015. Same-store occupancy increased by 2.7 percent to 82.6 percent compared to the same period in 2015.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA grew to $50.1 million, an increase of 10.7 percent over the same period in 2015.

•	Pro Forma Hotel EBITDA Margin: Pro forma hotel EBITDA margin expanded by 156 basis points to 39.9 percent compared to 38.3 percent in the same period of 2015.

•	Adjusted EBITDA: Adjusted EBITDA increased to $47.4 million from $41.7 million in the same period of 2015, an increase of $5.7 million or 13.6 percent.

•	Adjusted FFO: Adjusted Funds from Operations (“AFFO”) increased to $36.5 million, or $0.42 per diluted share, an increase in AFFO per diluted share of 22.5 percent over the same period in 2015.

•	Dispositions: The Company sold three hotels containing 383 guestrooms for a total sales price of $25.0 million. The three hotels sold had RevPAR of $67.37 for the twelve months ended March 31, 2016.

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The Company’s results for the three and six months ended June 30, 2016, and 2015 included the following:

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
	(Unaudited)
	($ in thousands, except per unit and RevPAR data)
Net income attributable to common stockholders	$17,718	$12,057	$62,056	$18,444
Total revenues	$127,195	$120,677	$245,277	$228,325
EBITDA (1)	$46,897	$40,002	$122,824	$73,372
Adjusted EBITDA (1)	$47,364	$41,695	$88,277	$76,205
FFO (1)	$32,681	$27,663	$58,545	$49,755
Adjusted FFO (1)	$36,500	$29,671	$64,779	$52,917
FFO per diluted share and unit (1) (2)	$0.37	$0.32	$0.67	$0.57
Adjusted FFO per diluted share and unit (1) (2)	$0.42	$0.34	$0.74	$0.61

Pro Forma (3)
RevPAR	$120.74	$113.43	$115.16	$109.58
RevPAR growth	6.4%		5.1%
Hotel EBITDA	$50,127	$45,274	$93,294	$84,505
Hotel EBITDA margin	39.9%	38.3%	38.9%	37.6%
Hotel EBITDA margin growth	156 bps		130 bps

(1)
See tables later in this press release for a discussion and reconciliation of net income to non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, funds from operations (“FFO”), FFO per diluted share and unit, adjusted FFO (“AFFO”), and AFFO per diluted share and unit, as well as a discussion of hotel EBITDA. See “Non-GAAP Financial Measures” at the end of this release. Non-GAAP financial measures are unaudited.

(2)
Amounts are based on 87,355,000 weighted average diluted common shares and units and 87,008,000 weighted average diluted common shares and units for the three months ended June 30, 2016, and 2015, respectively, and 87,264,000 weighted average diluted common shares and units and 86,947,000 weighted average diluted common shares and units for the six months ended June 30, 2016, and 2015, respectively. The Company includes the outstanding common units of limited partnership interests (“OP Units”) in Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company in the determination of weighted average diluted common shares and units because the OP Units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

(3)
Unless stated otherwise in this release, all pro forma information includes operating and financial results for 80 hotels owned as of June 30, 2016, as if each hotel had been owned by the Company since January 1, 2015. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2015, for periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited.

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Year-To-Date 2016 Highlights

•
Net Income: Net income attributable to common stockholders increased to $62.1 million, or $0.71 per diluted share, compared to $18.4 million, or $0.21 per diluted share, in the same period of 2015. Net income attributable to common stockholders includes a $39.5 million pretax gain related to the sale of nine hotels during the six months ended June 30, 2016.

•
Pro Forma RevPAR: Pro forma RevPAR grew to $115.16, an increase of 5.1 percent over the same period in 2015. Pro forma ADR grew to $143.95, an increase of 2.8 percent from the same period in 2015. Pro forma occupancy increased by 2.3 percent to 80.0 percent.

•
Same-Store RevPAR: Same-store RevPAR grew to $112.94, an increase of 5.5 percent over the same period in 2015. Same-store ADR grew to $141.25, an increase of 2.5 percent from the same period in 2015. Same-store occupancy increased by 3.0 percent to 80.0 percent compared to the same period in 2015.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA grew to $93.3 million, an increase of 10.4 percent over the same period in 2015.

•	Pro Forma Hotel EBITDA Margin: Pro forma hotel EBITDA margin expanded by 130 basis points to 38.9 percent compared to the same period in 2015.

•	Adjusted EBITDA: Adjusted EBITDA increased to $88.3 million from $76.2 million in the same period of 2015, an increase of $12.1 million or 15.8 percent.

•	Adjusted FFO: AFFO increased to $64.8 million, or $0.74 per diluted share, an increase in AFFO per diluted share of 22.0 percent over the same period in 2015.

•
Acquisitions: The Company acquired two hotels containing 386 guestrooms for a total purchase price of $109.0 million. The two acquired hotels had RevPAR of $128.16 for the year ended December 31, 2015.

•	Dispositions: The Company sold nine hotels containing 1,090 guestrooms for a total sales price of $133.3 million. The nine hotels sold had RevPAR of $84.74 for the year ended December 31, 2015.

Summit vs. Industry Results (% change)

Three Months Ended June 30, 2016

	Occupancy	ADR	RevPAR

Summit Pro Forma (80)	2.4%	4.0%	6.4%

Summit Same-Store (71)	2.7%	3.7%	6.5%

STR Overall US	0.6%	2.9%	3.5%

STR Upscale	0.2%	2.9%	3.1%

Source: Smith Travel Research Quarterly Hotel Review, Volume 16, Issue Q2

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Dispositions
On May 13, 2016, the Company completed the sale of the 128-guestroom Holiday Inn Express & Suites located in Irving (Las Colinas), Texas, for a total sales price of $10.5 million. The sales price represents a capitalization rate of 7.7 percent on the hotel’s net operating income, including planned capital improvements, for the trailing twelve months ended March 31, 2016. The Company estimates that the hotel would have contributed approximately $0.2 million and $0.6 million of EBITDA from the sale date through the second quarter and full year 2016, respectively. This hotel was not part of the previously announced disposition of 26 hotels to affiliates of American Realty Capital Hospitality Trust, Inc. ("ARCH").
In addition to the sale mentioned above, the Company completed the sale of two hotels containing 255 guestrooms for a combined sales price of $14.5 million. The 136-guestroom Aloft in Jacksonville, Florida, and 119-guestroom Holiday Inn Express in Vernon Hills, Illinois were sold on June 1, 2016, and June 7, 2016, respectively. The combined sales price represents a capitalization rate of 6.1 percent on the hotels’ net operating income, including planned capital improvements, for the trailing twelve months ended March 31, 2016. The Company estimates that the hotels would have contributed approximately $0.2 million and $0.7 million of EBITDA from the sale dates through the second quarter and full year 2016, respectively. Both of these hotels were sold to parties that are unrelated to ARCH, but were part of the previously announced disposition of 26 hotels to affiliates of ARCH.
Capital Investment
The Company invested $8.5 million in capital improvements during the second quarter of 2016. Among the properties renovated during the quarter, the scope of work ranged from common space improvements to complete guestroom renovations, including furniture, soft goods and guest bathrooms.
6.45% Series D Preferred Stock Issuance
On June 28, 2016, the Company closed on a public offering of 3,000,000 shares of its 6.45% Series D Cumulative Redeemable Preferred Stock for gross proceeds of $75.0 million. The Company contributed the net proceeds to its operating partnership to reduce the outstanding balance of its senior unsecured revolving credit facility and for other general corporate purposes, which may include, among other things, redeeming the outstanding 9.25% Series A Preferred Stock on or after October 28, 2016, which is generally the date it becomes redeemable by the Company.
Balance Sheet
At June 30, 2016, the Company had the following:

•	Total outstanding debt of $628.6 million with a weighted average interest rate of 3.84 percent.

•
Maximum borrowing capacity of $450.0 million under its senior unsecured credit facility, including both the revolver and term loan portions of the facility, with $150.0 million outstanding and $300.0 million available to borrow.

•	Total net debt, which the Company defines as total outstanding debt less cash and cash equivalents, to trailing twelve month adjusted EBITDA was 3.3x.

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During the quarter, the Company repaid two mortgage loans totaling $18.4 million with a weighted average interest of 5.86 percent with advances on its senior unsecured revolving credit facility. The three hotels that previously collateralized the repaid loans were added to the Company’s unencumbered asset pool in the second quarter 2016.
At July 29, 2016, the Company had the following:

•	Total outstanding debt of $627.9 million with a weighted average interest rate of 3.77 percent.

•
Maximum borrowing capacity of $450.0 million under its senior unsecured credit facility, including both the revolver and term loan portions of the facility, with $150.0 million outstanding and $300.0 million available to borrow.

•	Total net debt to trailing twelve month adjusted EBITDA was 3.3x.
Dividends
On July 29, 2016, the Company declared a quarterly cash dividend of:

•	$0.1325 per share on its common stock and per OP Unit in Summit Hotel OP, LP.

•	$0.578125 per share on its 9.25% Series A Cumulative Redeemable Preferred Stock.

•	$0.4921875 per share on its 7.875% Series B Cumulative Redeemable Preferred Stock.

•	$0.4453125 per share on its 7.125% Series C Cumulative Redeemable Preferred Stock.

•	$0.28219 per share on its 6.45% Series D Cumulative Redeemable Preferred Stock. The Series D preferred stock dividend reflects the time period of June 28, 2016, to August 31, 2016.
The dividends are payable on August 31, 2016, to holders of record as of August 16, 2016.
Subsequent Events
Dispositions
On July 6, 2016, the Company completed the sale of the 122-guestroom Hyatt Place located in Irving (Las Colinas), Texas, for a total sales price of $14.0 million. The sales price represents a capitalization rate of 7.0 percent on the hotel’s net operating income, including planned capital improvements, for the trailing twelve months ended June 30, 2016. The Company estimates that the hotel would have contributed approximately $0.3 million and $0.6 million of EBITDA from the sale date through the third quarter and full year 2016, respectively. This hotel was not part of the previously announced disposition of 26 hotels to affiliates of ARCH.
Acquisitions
The Company is currently under contract to purchase a 157-guestroom hotel property for $61.4 million. The purchase is expected to close during August 2016.
Balance Sheet
On August 1, 2016, the Company repaid a mortgage loan that had an interest rate of 6.22 percent, a principal balance of $17.0 million and a maturity date of November 1, 2016. There was no prepayment penalty related to the early repayment of the mortgage loan and the Company expects to add the hotel to its unencumbered asset pool during the third quarter 2016. As a result of the loan repayment, the Company does not have any scheduled debt maturities for the next twelve months and only 2.4 percent of its total debt is scheduled to mature through 2018.

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2016 Outlook
“Despite our strong second quarter results, we are tempering our outlook for the full year as result of softening corporate demand and limited visibility that continues in the industry,” said Hansen.
The Company is providing its outlook for the third quarter and full year 2016 based on its 79 hotels owned as of August 2, 2016. In addition to the 79 hotels, the Company’s outlook for the third quarter and full year 2016 assumes the acquisition of one hotel containing 157 guestrooms for a purchase price of $61.4 million in August 2016, the sale of eight hotels containing 741 guestrooms for an aggregate sales price of $77.2 million in October 2016, and the redemption of its 9.25% Series A Preferred Stock for $50.0 million plus any accrued and unpaid dividends in October 2016.

THIRD QUARTER 2016
($ in thousands, except RevPAR and per unit data)
	Low	High
Pro forma RevPAR (80) (1)	$112.00	$114.00
Pro forma RevPAR growth (80) (1)	1.00%	3.00%
RevPAR (same-store 70) (2)	$107.00	$109.00
RevPAR growth (same-store 70) (2)	1.00%	3.00%
Adjusted FFO	$27,900	$29,700
Adjusted FFO per diluted share and unit (3)	$0.32	$0.34

FULL YEAR 2016
($ in thousands, except RevPAR and per unit data)
	Low	High
Pro forma RevPAR (80) (1)	$111.50	$113.00
Pro forma RevPAR growth (80) (1)	3.00%	4.50%
RevPAR (same-store 70) (2)	$107.50	$109.00
RevPAR growth (same-store 70) (2)	3.00%	4.50%
Adjusted FFO	$115,200	$118,700
Adjusted FFO per diluted share and unit (3)	$1.32	$1.36
Capital improvements	$42,000	$48,000

(1)
Pro forma outlook information includes operating estimates for 79 hotels owned by the Company as of August 2, 2016, and an additional hotel expected to be acquired in August 2016 as if each hotel had been owned by the Company since January 1, 2015. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

(2)	Same-store outlook information includes operating results for 70 hotels that are currently owned by the Company and have been owned since January 1, 2015.

(3)	Assumes weighted average diluted common shares and units outstanding of 87,300,000 for the third quarter and 87,300,000 for the full year of 2016.

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Second Quarter 2016 Earnings Conference Call
The Company will conduct its quarterly conference call on Wednesday, August 3, 2016, at 9:00 a.m. ET. To participate in the conference call, please dial 877-930-8101. The conference identification code for the call is 47111045. Additionally, a live webcast of the call will be available through the Company’s website, www.shpreit.com. A replay of the conference call will be available until 11:59 p.m. ET on Wednesday, August 10, 2016, by dialing 855-859-2056; conference identification code 47111045. A replay of the conference call will also be available on the Company’s website until November 2, 2016.
About Summit Hotel Properties
Summit Hotel Properties, Inc., is a publicly traded real estate investment trust focused primarily on owning premium-branded, select-service hotels in the Upscale segment of the lodging industry. As of August 2, 2016, the Company’s portfolio consisted of 79 hotels with a total of 10,594 guestrooms located in 23 states.
For additional information, please visit the Company’s website, www.shpreit.com, and follow the Company on Twitter at @SummitHotel_INN.
Contact:
Adam Wudel
Vice President – Finance
Summit Hotel Properties, Inc.
(512) 538-2325

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Existing Portfolio (79) 1

(1) Includes all acquisitions and dispositions closed as of August 2, 2016.

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Forward-Looking Statements
This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize embedded growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings, redemptions or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted share and unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.
For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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SUMMIT HOTEL PROPERTIES, INC.
Consolidated Balance Sheets
(Amounts in thousands)

	June 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
Investment in hotel properties, net	$1,416,633	$1,333,407
Land held for development	5,742	5,742
Assets held for sale	69,162	133,138
Investment in real estate loans, net	17,582	12,803
Cash and cash equivalents	76,437	29,326
Restricted cash	25,363	23,073
Trade receivables, net	14,937	9,437
Prepaid expenses and other	8,319	15,281
Deferred charges, net	3,694	3,628
Other assets	9,307	9,559
Total assets	$1,647,176	$1,575,394
LIABILITIES AND EQUITY
Liabilities:
Debt, net of debt issuance costs	$622,397	$671,536
Accounts payable	4,830	2,947
Accrued expenses and other	46,982	42,174
Derivative financial instruments	2,477	1,811
Total liabilities	676,686	718,468

Total stockholders' equity	966,493	852,711
Non-controlling interests in operating partnership	3,997	4,215
Total equity	970,490	856,926
Total liabilities and equity	$1,647,176	$1,575,394

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SUMMIT HOTEL PROPERTIES, INC.
Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Room	$119,285	$113,714	$229,880	$215,139
Other hotel operations revenue	7,910	6,963	15,397	13,186
Total revenues	127,195	120,677	245,277	228,325
Expenses:
Hotel operating expenses:
Room	26,985	27,729	54,254	53,235
Other direct	16,843	15,860	33,083	30,895
Other indirect	32,929	31,688	63,558	60,415
Total hotel operating expenses	76,757	75,277	150,895	144,545
Depreciation and amortization	17,685	15,403	35,828	30,667
Corporate general and administrative	5,391	5,363	9,970	9,878
Hotel property acquisition costs	1,728	113	2,282	113
Total expenses	101,561	96,156	198,975	185,203
Operating income	25,634	24,521	46,302	43,122
Other income (expense):
Interest expense	(7,123)	(7,655)	(14,606)	(14,902)
Gain (loss) on disposal of assets, net	2,726	(208)	39,506	(711)
Other income (expense)	853	546	1,193	785
Total other income (expense)	(3,544)	(7,317)	26,093	(14,828)
Income from continuing operations before income taxes	22,090	17,204	72,395	28,294
Income tax expense	(135)	(903)	(1,706)	(1,402)
Net income	21,955	16,301	70,689	26,892
Less - Income attributable to Operating Partnership	(90)	(97)	(339)	(154)
Net income attributable to Summit Hotel Properties, Inc.	21,865	16,204	70,350	26,738
Preferred dividends	(4,147)	(4,147)	(8,294)	(8,294)
Net income attributable to common stockholders	$17,718	$12,057	$62,056	$18,444
Earnings per share:
Basic net income per share	$0.20	$0.14	$0.72	$0.21
Diluted net income per share	$0.20	$0.14	$0.71	$0.21
Weighted average common shares outstanding:
Basic	86,433	85,831	86,396	85,768
Diluted	87,355	87,008	87,264	86,947

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SUMMIT HOTEL PROPERTIES, INC.
Reconciliation of Net Income to Non-GAAP Measures – Funds From Operations
(Unaudited)
Amounts in thousands except per share and unit)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015

Net income	$21,955	$16,301	$70,689	$26,892
Preferred dividends	(4,147)	(4,147)	(8,294)	(8,294)
Net income applicable to common shares and units	17,808	12,154	62,395	18,598

Real estate-related depreciation (1)	17,599	15,301	35,656	30,446
(Gain) loss on disposal of assets	(2,726)	208	(39,506)	711
FFO applicable to common shares and units	32,681	27,663	58,545	49,755
FFO per common share and common unit	$0.37	$0.32	$0.67	$0.57

Amortization of deferred financing costs	540	421	1,103	819
Amortization of franchise fees (1)	86	102	172	221
Equity-based compensation	1,389	1,372	2,182	2,008
Hotel property acquisition costs	1,728	113	2,282	113
Debt transaction costs	57	-	476	-
Loss (gain) on derivative instruments	19	-	19	1
Adjusted Funds From Operations	$36,500	$29,671	$64,779	$52,917
AFFO per common share and common unit	$0.42	$0.34	$0.74	$0.61

Weighted average diluted common units (2)	87,355	87,008	87,264	86,947

(1)	The summation of these line items represents depreciation and amortization as reported on the Company’s Consolidated Statements of Operations for the periods presented.

(2)
The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

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SUMMIT HOTEL PROPERTIES, INC.
Reconciliation of Net Income to Non-GAAP Measures – EBITDA
(Amounts in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Net income	$21,955	$16,301	$70,689	$26,892
Depreciation and amortization	17,685	15,403	35,828	30,667
Interest expense	7,123	7,655	14,606	14,902
Interest income	(1)	(260)	(5)	(491)
Income tax expense	135	903	1,706	1,402
EBITDA	$46,897	$40,002	$122,824	$73,372

Equity-based compensation	1,389	1,372	2,182	2,008
Hotel property acquisition costs	1,728	113	2,282	113
Debt transaction costs	57	-	476	-
(Gain) loss on disposal of assets	(2,726)	208	(39,506)	711
Loss on derivatives	19	-	19	1
Adjusted EBITDA	$47,364	$41,695	$88,277	$76,205

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SUMMIT HOTEL PROPERTIES, INC.
Pro Forma (1) Operational and Statistical Data
(Dollars in thousands, except operating metrics)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
REVENUES
Room	$117,741	$110,321	$224,598	$210,156
Other hotel operations revenue	7,861	7,752	15,308	14,649
Total revenues	125,602	118,073	239,906	224,805

EXPENSES
Hotel operating expenses:
Room	26,534	26,816	52,714	51,671
Other direct	16,562	15,338	32,144	29,988
Other indirect	32,379	30,645	61,754	58,641
Total hotel operating expenses	75,475	72,799	146,612	140,300
Hotel EBITDA	$50,127	$45,274	$93,294	$84,505

	2015		2016		TTM Ended
	Q3	Q4	Q1	Q2	June 30, 2016

Room	$107,746	$98,981	$106,857	$117,741	$431,325
Other hotel operations revenue	7,530	7,639	7,447	7,861	30,477
Total revenues	$115,276	$106,620	$114,304	$125,602	$461,802

Hotel EBITDA	$43,068	$37,020	$43,167	$50,127	$173,382
Hotel EBITDA Margin	37.4%	34.7%	37.8%	39.9%	37.5%

Rooms occupied	784,530	734,364	750,902	809,399	3,079,195
Rooms available	985,872	985,872	975,156	975,156	3,922,056

Occupancy	79.6%	74.5%	77.0%	83.0%	78.5%
ADR	$137.34	$134.78	$142.30	$145.47	$140.08
RevPAR	$109.29	$100.40	$109.58	$120.74	$109.97

(1)
Pro forma information includes operating results for 80 hotels owned as of June 30, 2016, as if each hotel had been owned by the Company since January 1, 2015. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

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SUMMIT HOTEL PROPERTIES, INC.
Pro Forma and Same-Store Data
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Pro Forma [1] (80 hotels)
Rooms occupied	809,399	788,759	1,560,301	1,500,184
Rooms available	975,156	972,624	1,950,312	1,917,779
Occupancy	83.0%	81.1%	80.0%	78.2%
ADR	$145.47	$139.87	$143.95	$140.09
RevPAR	$120.74	$113.43	$115.16	$109.58

Occupancy growth	2.4%		2.3%
ADR growth	4.0%		2.8%
RevPAR growth	6.4%		5.1%

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Same-Store [2] (71 hotels)
Rooms occupied	697,947	679,699	1,351,596	1,304,517
Rooms available	845,208	845,208	1,690,416	1,680,833
Occupancy	82.6%	80.4%	80.0%	77.6%
ADR	$142.22	$137.11	$141.25	$137.87
RevPAR	$117.44	$110.26	$112.94	$107.00

Occupancy growth	2.7%		3.0%
ADR growth	3.7%		2.5%
RevPAR growth	6.5%		5.5%

(1)
Pro forma information includes operating results for 80 hotels owned as of June 30, 2016, as if each hotel had been owned by the Company since January 1, 2015. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

(2)	Same-store information includes operating results for 71 hotels owned by the Company as of January 1, 2015, and at all times during the three and six months ended June 30, 2016 and 2015.

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SUMMIT HOTEL PROPERTIES, INC.
Reconciliation of Net Income to Non-GAAP Measures – Funds From Operations for financial Outlook
(Unaudited)
(Amounts in thousands except per share and unit)

	Three months ended September 30, 2016		Year ended December 31, 2016
	Low	High	Low	High
Net income	$22,000	$23,800	$112,300	$115,800
Preferred dividends	(5,000)	(5,000)	(18,200)	(18,200)
Net income applicable to common shares and units	17,000	18,800	94,100	97,600

Real estate-related depreciation	19,600	19,600	75,200	75,200
Gain on disposal of assets	(10,600)	(10,600)	(64,000)	(64,000)
FFO applicable to common shares and units	26,000	27,800	105,300	108,800
FFO per common share and common unit	$0.30	$0.32	$1.21	$1.25

Amortization of deferred financing costs	500	500	2,200	2,200
Amortization of franchise fees	100	100	400	400
Equity based compensation	1,000	1,000	4,200	4,200
Hotel property acquisition costs	300	300	2,600	2,600
Debt transaction costs	-	-	500	500
Loss (gain) on derivative instruments	-	-	-	-
Adjusted Funds From Operations	$27,900	$29,700	$115,200	$118,700
AFFO per common share and common unit	$0.32	$0.34	$1.32	$1.36

Weighted average diluted common units	87,300	87,300	87,300	87,300

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Non-GAAP Financial Measures
Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)
As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO represents net income or loss (computed in accordance with GAAP), excluding preferred dividends, gains (or losses) from sales of real property, impairment losses on real estate assets, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization related to real estate assets, and adjustments for unconsolidated partnerships and joint ventures. Unless otherwise indicated, we present FFO applicable to our common shares and common units. We present FFO because we consider it an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization related to real estate assets, gains and losses from real property dispositions and impairment losses on real estate assets, it provides a performance measure that, when compared year over year, reflects the effect to operations from trends in occupancy, guestroom rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. References to FFO are based on the NAREIT-defined measure unless otherwise noted.
We further adjust FFO for certain additional items that are not included in the definition of FFO, such as hotel transaction and pursuit costs, equity-based compensation, loan transaction costs, prepayment penalties and certain other expenses, which we refer to as AFFO. We believe that AFFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.
We caution investors that amounts presented in accordance with our definitions of FFO and AFFO may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO and AFFO should be considered along with, but not as an alternative to, net income (loss) as a measure of our operating performance. FFO and AFFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that FFO and AFFO can enhance the understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable GAAP measure such as net income (loss). Above we have included a quantitative reconciliation of FFO and AFFO to the most directly comparable GAAP financial performance measure, which is net income (loss). Dollar amounts in such reconciliation are in thousands.

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EBITDA, Adjusted EBITDA, and Hotel EBITDA
EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures, and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA as one measure in determining the value of acquisitions and dispositions. We further adjust EBITDA by adding back hotel transaction and pursuit costs, equity based compensation, impairment losses, and certain other nonrecurring expenses. We believe that adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.
With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to discontinued operations, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.
We caution investors that amounts presented in accordance with our definitions of EBITDA, adjusted EBITDA, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, adjusted EBITDA, and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, adjusted EBITDA, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, adjusted EBITDA, and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above, we include a quantitative reconciliation of EBITDA and adjusted EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss). Because hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure. Accordingly, hotel EBITDA has not been reconciled back to net income or loss, or any other GAAP measure, and hotel EBITDA should not be relied on as a measure of performance for our portfolio of hotels taken as a whole. Dollar amounts in such reconciliation are in thousands.

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